Exhibit 99.1

NEWS RELEASE

Coeur d'Alene Mines Announces Share Repurchase Program

COEUR D'ALENE, IDAHO - June 7, 2012 - Coeur d'Alene Mines Corporation (NYSE:CDE, TSX:CDM) announced today that its Board of Directors has authorized a share repurchase program of up to $100 million of the Company's common equity. Based on yesterday's closing price of $18.95 per share, the authorized program represents approximately 5.3 million, or nearly six percent, of the Company's outstanding shares.

President and Chief Executive Officer Mitchell J. Krebs commented, “This program reflects our confidence in the underlying cash flow and long-term value of the Company. We view share repurchases as an effective method of returning capital to shareholders while still maintaining our commitment to growth through investing in high-return internal and external growth opportunities.”

Under this program, management is authorized to repurchase shares through Rule 10b5-1 plans, open market purchases, privately negotiated transactions, block purchases or otherwise in accordance with applicable federal securities laws, including Rule 10b-18 of the Securities Exchange Act of 1934. Depending on market conditions and other factors, repurchases may be made at any time or from time to time, without prior notice.

Cautionary Statement
This news release contains forward-looking statements about potential share repurchases within the meaning of securities legislation in the United States and Canada. Words such as “expects,” “anticipates,” “goals,” “plans,” “believes,” “continues,” “may,” “will” and similar expressions are intended to identify forward-looking statements. These statements are based on information that Coeur believes is reasonable, but involve significant uncertainties affecting the business of Coeur that could cause actual results to differ materially from those in the forward-looking statement including, but not limited to, fluctuations in the market price of Coeur common stock, future gold and silver prices, costs, ore grades, estimation of gold and silver reserves, mining and processing conditions, construction schedules, currency exchange rates, the expected cost of capital expenditures and the completion and/or updating of mining feasibility studies, changes that could result from future acquisitions of new mining properties or businesses, the risks and hazards inherent in the mining business (including environmental hazards, industrial accidents, weather or geologically related conditions), regulatory and permitting matters, risks inherent in the ownership and operation of, or investment in, mining properties or businesses in foreign countries, as well as other uncertainties and risk factors set out in filings made from time to time with the United States Securities and Exchange Commission, and the Canadian securities regulators,  including, without limitation, Coeur's reports on Form 10-K and Form 10-Q. Readers are cautioned not to put undue reliance on forward-looking statements. Coeur disclaims any intent or obligation to update publicly such forward-looking statements, whether as a result of new information, future events or otherwise. Additionally, Coeur undertakes no obligation to comment on analyses, expectations or statements made by third parties in respect of Coeur, its financial or operating results or its securities.

About Coeur
Coeur d'Alene Mines Corporation is the largest U.S.-based primary silver producer and a growing gold producer. The Company built and commenced production from three wholly-owned, long-lived mines between 2008 and 2010: the San Bartolomé silver mine in Bolivia, the Palmarejo silver-gold mine in Mexico and the Kensington gold mine in Alaska. Further production has commenced from a new heap leach pad at Coeur's long-time Rochester silver-gold mine in Nevada. The Company also owns and operates the Martha silver-gold mine in Argentina and owns a non-operating interest in a silver-base metal mine in Australia. Coeur conducts ongoing exploration activities near and within its operating properties in Argentina, Mexico, Alaska, Nevada and Bolivia. In addition, Coeur owns strategic minority shareholdings in five silver development companies in North and South America.

Exhibit 99.1

For Additional Information
Stefany Bales, Director of Corporate Communications
(208) 667-8263

Tom Angelos, Senior Vice President & Chief Compliance Officer
(208) 665-0337

www.coeur.com